Exhibit 99.1

Tri-Valley Corporation Announces $5,035,000 Private Placement of Common Stock

BAKERSFIELD, Calif. --(BUSINESS WIRE)--April 19, 2011--Tri-Valley Corporation (NYSE Amex: TIV) (the “Company”) today announced that it has entered into a definitive stock purchase agreement to sell $5,035,000  in shares of its common stock in a private placement financing with a select group of institutional and accredited investors. In the aggregate, the Company will sell 10,070,000 shares of common stock at a price of $0.50 per share, resulting in aggregate gross proceeds of $5,035,000.  The Company expects net proceeds at closing of approximately $4.7 million after the deduction of placement agent commissions and offering expenses.

The Company expects to use the net proceeds from this financing for further development of the first drilling phase at its Claflin oil project, general corporate purposes, and working capital. The transaction is expected to close on or about April 21, 2011, subject to the satisfaction of certain customary closing conditions.

C. K. Cooper & Company acted as the sole placement agent for this transaction.

The shares of common stock sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in this private placement.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Tri-Valley Corporation

Tri-Valley Corporation explores for and produces oil and natural gas in California and has two exploration-stage gold properties in Alaska. Tri-Valley is incorporated in Delaware and is publicly traded on the NYSE Amex exchange under the symbol “TIV.” Our Company website, which includes all SEC filings, is www.tri-valleycorp.com.

Special Note Regarding Forward-Looking Statements

All statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements.  By way of example, statements contained in this press release related to the closing of the private placement and the expected use of proceeds from the financing, and such other future events described in this press release, are forward-looking statements.  Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this press release, and involve known and unknown risks, uncertainties and other factors, including: the Company’s ability to satisfy each of the closing conditions specified in the definitive stock purchase agreement executed in connection with the private placement, and such other risks and factors that are discussed in the Company’s filings with the Securities and Exchange Commission from time to time, including under “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform such statements to actual results or to reflect events or circumstances occurring after the date of this press release.

CONTACT:
Company Contacts:
John Durbin, 661-864-0500
jdurbin@tri-valleycorp.com
or
Investor Contacts:
EVC Group, Inc.
Doug Sherk/Jenifer Kirtland, 415-896-6820
dsherk@evcgroup.com
jkirtland@evcgroup.com
or
Media Contact:
EVC Group, Inc.
Chris Gale, 646-201-5431
cgale@evcgroup.com